                                                                   EXHIBIT 99.1

                            AGREEMENT IN PRINCIPLE


        The UA Canadian Pipeline Industry National Pension Plan, Edmonton Pipe Industry Pension Trust Fund and Canadian P.T. Limited (hereinafter referenced to as "UA Pension Funds") and Brassie Golf Corporation (hereinafter "Brassie") have entered into four separate corporate transactions creating four corporations of which the UA Pension Funds and Brassie are equity owners and which are hereinafter referred to as the four corporations or the golf courses identified as:

        A.      The Gauntlet at Curtis Park, Inc. (Virginia)
        B.      The Gauntlet at St. James, Inc. (North Carolina)
        C.      The Gauntlet at Laurel Valley, Inc. (South Carolina)
        D.      The Gauntlet at Myrtle West, Inc. (South Carolina)


        Because of certain defaults and late payments that have occurred and it being the desire of the UA Pension Funds, Brassie and the four corporations listed above to avoid further defaults and most particularly any defaults on the NationsBank loans, the undersigned parties agree for valuable consideration as is set-forth below and agree to execute all further documents and take all further actions required to effectuate these agreements:

        1. A tabulation will be made of all debts payable as of February 29, 1996 at all four (4) courses which calculations shall include all trade accounts payable, taxes payable, interest and penalties payable to NationsBank and the UA Pension Funds, and all other amounts owing. These amounts will be paid in full by the Brassie.

        2. An inventory will be done of all tangible stock in trade as of February 29, 1996, and Brassie will be allowed a credit of 70% of the value of the tangible stock and trade against the payments required under Paragraph 1, supra. Stock and trade means any items held for resale.

        3. Brassie will immediately assign the UA Pension Funds sufficient common stock in the four corporations so that the transfer, the UA Pension Funds will own 70% of the outstanding equity and Brassie will own 30%.

        4. To the extent the UA Pension Funds advance any money to the four corporations, Brassie shall be liable to the UA Pension Funds for 30% of such advances.

        5. Gordon Ewart warrants and covenants that he has the authority to enter into this agreement on behalf of Brassie, and that he will submit to the UA Pension Funds within seven (7) days an attested Resolution of the Brassie Board of Directors certifying that this agreement is valid and binding on Brassie.

        6. On February 21, 1996, Brassie and the UA National Fund (or representatives there) signed a joint resolution giving UA Pension Fund certain financial controls over the expenditures by the Gauntlet at Curtis
Park, Inc., and it is the intention of Brassie to place similar restriction on the other three courses and to execute identical agreements concerning the expenditures at those other courses.

        7. The monthly management fees paid to Brassie shall be limited to $3,500.00 USD per month, per course and the accounting fee paid to Brassie shall be limited to $1,500.00 USD per month, per course. When any course has a positive cash flow, Brassie shall be permitted to increase its management fee by an amount equal to 30% of a month's positive cash flow, but the management fee shall not exceed a total of $4,500.00 USD per month.

        8. Brassie and Gordon Ewart agree to arrange for Allen Jefferson to be repaid the approximately $179,000.00 USD he has advanced for payment of debt to National Bank on behalf of one or more of the four corporations and to repay Allen Jefferson approximately $10,000.00 USD in unpaid expenses.

        9. Gordon Ewart joins in this agreement to personally guarantee the obligations of Brassie.

        10. All parties and signatories agree to use good faith efforts to execute and deliver all additional documentation required to carry out this agreement and to obtain any approvals (including that of NationsBank) that may be necessary or advisable.


                                  AGREE TO:


/s/ Gordon Ewart                                /s/ George Meservier
- -----------------------------                   -----------------------------
Brassie Gold Corp by Gordon                     George Meservier for UA
Ewart, Chairman of the Board                    National Pension Plan

/s/ Gordon Ewart                                /s/ Milan Milkovich
- -----------------------------                   -----------------------------
Gordon Ewart, Individually                      Milan Milkovich for
                                                Canadian P.T. Limited Pension
                                                Fund

/s/ Allen Jefferson                             /s/ Robert Thachuk
- -----------------------------                   -----------------------------
Allen Jefferson on behalf                       Robert Thachuk for Edmonton
of the four golf courses                        Pipe Industry Pension Trust
                                                Fund



Noted this 21 day of February 1996.


                                 Page 7 of 7